                                                                      Exhibit 21

                        Subsidiaries of the Registrant

Name of Subsidiary                                        State of Incorporation
- ------------------                                        ----------------------

AII Acquisition Corp.                                          Delaware

Jessop Steel Company                                           Pennsylvania